Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
JANUARY 12, 2012

CHESAPEAKE MIDSTREAM PARTNERS, L.P. ANNOUNCES
2011 FOURTH QUARTER FINANCIAL RESULTS RELEASE
DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, JANUARY 12, 2012 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) has scheduled its 2011 fourth quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, February 28, 2012.  The Partnership has also scheduled a conference call to discuss the results for Wednesday, February 29, 2012 at 9:00 a.m. EST.

The telephone number to access the conference call is 719-325-4835 or toll-free 877-545-1403.  The passcode for the call is 3415504.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.

For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on February 29, 2012 through 12:00 p.m. EST on March 14, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 3415504.  The conference call will also be webcast live on the Internet and can be accessed by going to the Chesapeake Midstream Partners website at www.chkm.com in the “Events” subsection of the “Investors” section of the website.  An archive of the conference call webcast will also be available on the website.

Chesapeake Midstream Partners, L.P. (NYSE:CHKM) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.   Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACTS:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Michael Kehs	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-2560	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154